Exhibit 1.1

EXECUTION COPY

The PNC Financial Services Group, Inc.

$500,100,000 Senior Notes due 2022

Securities Purchase and Registration Rights Agreement

November 1, 2012

To the Purchasers

named in Schedule B hereto

Ladies and Gentlemen:

The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell to the purchasers named in Schedule B hereto (the “Purchasers”) $500,100,000 aggregate principal amount of Senior Notes due 2022 of the Company (the “Senior Notes”). The Senior Notes are to be issued under the indenture identified in Schedule A hereto (the “Senior Notes Indenture”), between the Company and The Bank of New York Mellon Corporation, as the trustee (the “Senior Notes Trustee”).

1. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of the Senior Notes set forth opposite such Purchaser’s name in Schedule B hereto in exchange for receipt from such Purchaser of the principal amount of Junior Subordinated Notes due 2043 issued by National City Corporation (the “Junior Subordinated Notes”) set forth opposite such Purchaser’s name in Schedule B hereto. The Junior Subordinated Notes were issued pursuant to the Junior Subordinated Indenture, dated as of November 3, 2006 (the “Junior Subordinated Notes Indenture”), between The PNC Financial Services Group, Inc. (successor to National City Corporation), as Issuer, and The Bank of New York Mellon (successor to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)), as Trustee, as supplemented by a Supplemental Indenture, dated as of November 3, 2006, a Second Supplemental Indenture, dated as of May 25, 2007, a Third Supplemental Indenture, dated as of August 30, 2007, a Fourth Supplemental Indenture, dated as of January 30, 2008 and a Fifth Supplemental Indenture, dated as of December 31, 2008. Each Purchaser represents and warrants to the Company that it is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Act”).

The Company understands that each Purchaser may retain or sell the Senior Notes from time to time in its absolute discretion. If a Purchaser provides a written notice in the form set forth in Schedule C hereto that such Purchaser proposes to make a public offering of the Senior Notes (a “Public Offer Notice”), then the provisions set forth in Annex A to Schedule C shall apply with respect to such Purchaser. Each Purchaser represents and warrants to, and agrees with, the Company that any sale or other disposition of the Senior Notes shall be made only pursuant to an effective registration statement under the Act, as contemplated by the provisions set forth in Annex A to Schedule C.

2. Delivery and Payment. Delivery of, and payment for, the Senior Notes shall be made at 10:00 A.M., New York City Time, November 9, 2012, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 (such date and time of delivery and payment for the Senior Notes being herein called the “Closing Date”). Payment for the Senior Notes to be purchased on the Closing Date shall be made by the Purchasers’ tender of the Junior Subordinated Notes to the Company. Delivery of the Senior Notes to be purchased on the Closing Date shall be made to the Purchasers, with any transfer taxes payable in connection with the sale of such Senior Notes to the Purchasers duly paid by the Company, against delivery by the Purchasers of the Junior Subordinated Notes. Delivery of the Senior Notes will be made through the facilities of The Depository Trust Company (“DTC”) unless the Purchasers shall otherwise instruct.

3. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser that:

(a) The Company is a corporation duly incorporated and presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business substantially in the manner in which it presently conducts such business.

(b) The Senior Notes Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(c) The Senior Notes have been duly authorized by the Company for issuance and sale pursuant to this Securities Purchase and Registration Rights Agreement (the “Securities Purchase Agreement”) and, when issued, authenticated and delivered pursuant to the provisions of this Securities Purchase Agreement and in the manner provided for in the Senior Notes Indenture against delivery of the Junior Subordinated Notes as provided in this Securities Purchase Agreement, the Senior Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Notes Indenture, subject to the Enforceability Exceptions.

(d) This Securities Purchase Agreement has been duly authorized, executed and delivered by the Company.

(e) The execution, delivery and performance of this Securities Purchase Agreement and the terms of the Senior Notes Indenture and the Senior Notes, and compliance with the provisions hereof and thereof by the Company will not constitute a breach of, or default under, (x) the corporate charter or by-laws of the Company or any of its subsidiaries, (y) any material agreement, indenture or other instrument relating to

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indebtedness for money borrowed to which the Company or any of its subsidiaries is a party, or (z) to the best of the Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries, which breach or default, in case of (y) and (z), would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and, assuming the accuracy of the statements in the last sentence of each of the first two paragraphs of Section 1, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Securities Purchase Agreement, the Senior Notes Indenture or the Senior Notes by the Company except such as have been made or obtained or will be made or obtained on or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

4. Agreements. The Company agrees with each Purchaser that:

(a) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Securities Purchase Agreement, which, for the avoidance of doubt, shall not include fees of any counsel to the Purchasers.

(b) The Company will cooperate with the Purchasers and use all commercially reasonable efforts to permit the Senior Notes to be eligible for clearance and settlement through DTC, including its direct and indirect participants, the Euroclear System and Clearstream Banking S.A., as applicable.

5. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Senior Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have furnished to the Purchasers the opinion of George P. Long, III, Esq., Chief Counsel and Corporate Secretary for the Company, dated the Closing Date, in the form attached hereto as Exhibit A.

(b) The Purchasers shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Senior Notes, the Senior Notes Indenture and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(c) The Company shall have furnished to the Purchasers a certificate of the Company signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, in the form attached hereto as Exhibit B.

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(d) On or prior to the Closing Date, the Purchasers shall be in possession of the Junior Subordinated Notes.

(e) If the Purchasers have delivered a Public Offer Notice pursuant to Schedule C hereto with a Resale Closing Date on or prior to the Closing Date, all conditions to such resale shall have been satisfied.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Securities Purchase Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Securities Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and their counsel, this Securities Purchase Agreement and all obligations of the Purchasers hereunder may be cancelled on, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Reimbursement of Purchasers’ Expenses. If the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 5 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Senior Notes.

7. Representations and Agreements to Survive. The respective agreements, representations, warranties and other statements of the Company or its officers, and of the Purchasers, set forth in or made pursuant to this Securities Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Senior Notes.

8. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile or electronic mail and confirmed to the recipient, and any such notice shall be effective when received: if sent to Goldman, Sachs & Co., at Goldman, Sachs & Co., 200 West Street, New York, NY 10282; if sent to Credit Suisse Securities (USA) LLC, at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010; if sent to J.P. Morgan Securities LLC, at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179; or if sent to the Company, at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, attention of the Executive Vice President and Chief Financial Officer.

9. Successors. This Securities Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder.

10. No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Senior Notes pursuant to this Securities Purchase Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers and

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any affiliate through which any Purchaser may be acting, on the other, (b) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as principal and not as agent or fiduciary of the Company, (c) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Securities Purchase Agreement, (d) the Purchasers may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate. The Company agrees that it will not claim that any Purchaser has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

11. Integration. This Securities Purchase Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

12. Applicable Law. This Securities Purchase Agreement will be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Purchasers.

Very truly yours,

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Randall C. King
	Name:	Randall C. King
	Title:	Senior Vice President

The foregoing Securities Purchase Agreement is hereby confirmed and accepted.

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Thomas Ritchie
	Name:	Thomas Ritchie
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

[Signature Page to Securities Purchase and Registration Rights Agreement]

Exhibit A

Matters to be covered by opinion of George P. Long, III, Esq., Chief Counsel and Corporate Secretary for the Company

1.	The Senior Notes Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).

2.	The Senior Notes have been duly authorized and established by the Company in conformity with the Senior Notes Indenture.

3.	When the Senior Notes have been duly prepared, executed, authenticated and issued in accordance with the Senior Notes Indenture and delivered against delivery by the Selling Securityholder of $500,100,000 principal amount of the Junior Subordinated Notes in accordance with the Securities Purchase Agreement, the Senior Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).

Exh. A-1

Exhibit B

Form of Certificate

Pursuant to Section 5(c) of the Securities Purchase and Registration Rights Agreement, dated November 1, 2012 (the “Securities Purchase Agreement”), among The PNC Financial Services Group, Inc. (the “Company”), Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, the undersigned officer of the Company hereby certifies, on behalf of the Company that:

1. The representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof; and

2. The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Securities Purchase Agreement at or prior to the date hereof.

Exh. B-1

IN WITNESS WHEREOF, this certificate has been executed and delivered on behalf of the Company this 9th day of November, 2012.

THE PNC FINANCIAL SERVICES GROUP, INC.

by
Name:
Title:

Exh. B-2

SCHEDULE A

Securities Purchase and Registration Rights Agreement dated November 1, 2012

Senior Notes Indenture:	Indenture dated as of September 6, 2012 between The PNC Financial Services Group, Inc., as issuer and The Bank of New York Mellon, as trustee.

Title, Purchase Price and Description of the Senior Notes:

Title:	Senior Notes due 2022

Principal Amount:	$500,100,000

Interest Rate:	8.729% per annum from and including June 10, 2012 to but excluding November 9, 2012; 2.854% per annum thereafter

Interest Payment Dates:	June 10 and December 10, commencing December 10, 2012, and at maturity

Interest will accrue on the Senior Notes from and including June 10, 2012 at the applicable Interest Rate set forth above

Maturity:	November 9, 2022

Denominations:	Beneficial interests in the Senior Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Sinking fund provisions: None

Redemption provisions: None

Provisions regarding repayment at the option of Holders: None

Sch. A-1

SCHEDULE B

Senior Notes

Purchaser	Principal Amount
Goldman, Sachs & Co.	$250,050,000
Credit Suisse Securities (USA) LLC	125,025,000
J.P. Morgan Securities LLC	125,025,000

Total	$500,100,000

Junior Subordinated Notes

Purchaser	Principal Amount
Goldman, Sachs & Co.	$250,050,000
Credit Suisse Securities (USA) LLC	125,025,000
J.P. Morgan Securities LLC	125,025,000

Total	$500,100,000

Sch. B-1

SCHEDULE C

FORM OF PUBLIC OFFER NOTICE

Public Offer Notice

            , 20

PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Executive Vice President and Chief Financial Officer

Re Senior Notes due 2022

To Whom it may Concern:

Reference is made to the Securities Purchase and Registration Rights Agreement, dated November 1, 2012 (the “Securities Purchase Agreement”), among The PNC Financial Services Group, Inc. (the “Company”), Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

This notice by the undersigned (the “Selling Securityholder”) constitutes a Public Offer Notice in accordance with Section 1 of the Securities Purchase Agreement. The Selling Securityholder intends to make a public offering of the Senior Notes as soon after the execution hereof as in the judgment of the Selling Securityholder is advisable, and initially offer the Senior Notes on the terms set forth in the Pricing Prospectus and the Prospectus (each as defined in Annex A hereto). In accordance with Section 1 of the Securities Purchase Agreement, the provisions of Annex A hereto shall apply to such public offering of the Senior Notes. For the purposes of this notice, including Annex A hereto, the “Applicable Time” shall be     :     [A.M.][P.M.], New York City time,             , 20    , the “Resale Closing Date” shall be 10:00 A.M., New York City Time,             , 20    , and all deliveries required to be made on the Resale Closing Date shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019.

Very truly yours,

By
Name:
Title:

[Signature Page to Public Offer Notice]

Annex A

Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Senior Notes Purchase Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Selling Securityholder as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (file number 333-164364), on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Senior Notes. The Company may have filed one or more amendments thereto, and has prepared a Preliminary Final Prospectus, each of which has previously been furnished to the Selling Securityholder. Such registration statement, as so amended, has become effective. The offering of the Senior Notes is a Delayed Offering (as defined below) and, although the Basic Prospectus may not include all information with respect to the Senior Notes and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will file a term sheet pursuant to Rule 433 disclosing the pricing terms of the offering. The Company will next file with the Commission pursuant to Rules 415 and 424(b) a final supplement to the Basic Prospectus relating to the Senior Notes and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Senior Notes and the offering thereof and, except to the extent the Selling Securityholder shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Selling Securityholder prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Pricing Disclosure Package) as the Company has advised the Selling Securityholder, prior to the Applicable Time, will be included or made therein. The Senior Notes Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Senior Notes in reliance on the exemption in Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405; and at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Senior Notes, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(c) The Company has not sustained since the date of the latest audited consolidated financial statements included or incorporated by reference in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, (i) there has not been any material change in the capital stock or long term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, (ii) the Company and its subsidiaries have not incurred any liability or obligation that is material to the Company and its subsidiaries, taken as a whole, and (iii) the Company has not purchased any of its outstanding capital stock except pursuant to its employee benefit plans in the ordinary course of business, and has not declared, paid or otherwise made any dividend or distribution of any kind of its capital stock other than ordinary and customary dividends, except, in each case as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(d) On the Effective Date, the Registration Statement did, at the Applicable Time and on the Resale Closing Date, the Pricing Disclosure Package did and will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Resale Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Applicable Time and on the Resale Closing Date, the Pricing Disclosure Package did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances

Annex 2

under which they were made, not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Resale Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of Trustee (Form T-1) under the Trust Indenture Act or (ii) the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Securityholder specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(e) The terms that follow, when used in this Annex, shall have the meanings indicated. The term “Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. “Applicable Time” shall mean the time and date set forth in the Public Offer Notice. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Senior Notes and the offering thereof and is used prior to filing of the Final Prospectus. “Pricing Disclosure Package” shall mean the Basic Prospectus (as amended and supplemented immediately prior to the Applicable Time) and any Preliminary Final Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 2(a) hereof and by the other Issuer Free Writing Prospectuses listed on Schedule I hereto and specified to be part of the Pricing Disclosure Package. “Final Prospectus” shall mean the prospectus supplement relating to the Senior Notes that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus, included in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the date of the Public Offer Notice (or, if not effective at the date of the Public Offer Notice, in the form in which it shall become effective) and, in the event any post effective amendment thereto becomes effective prior to the Resale Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430 Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A”, “Rule 430B,” “Rule 430C,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. “Rule 430 Information” means information with respect to the Senior Notes and the offering thereof permitted to be omitted from the

Annex 3

Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 needs to be included in such registration statement at the effective date thereof with respect to the securities so offered.

(f) The resale of the Senior Notes as contemplated by the Senior Notes Purchase Agreement and the compliance by the Company with all of the provisions of, and the consummation of the transactions contemplated in, the Senior Notes Purchase Agreement with respect to such resale will not constitute a breach of, or default under, (x) the corporate charter or by-laws of the Company, (y) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Company is a party, or (z) to the best of the Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company, which breach or default, in case of (y) and (z), would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the resale of the Senior Notes except such as have been made or obtained or will be made or obtained on or before the Resale Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

Section 2. Agreements. The Company agrees with each Selling Securityholder that:

(a) Prior to the termination of the offering of the Senior Notes, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished the Selling Securityholder a copy for its review prior to filing and will not file any such

Annex 4

proposed amendment or supplement to which the Selling Securityholder reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed; will prepare a final term sheet, containing solely a description of the Senior Notes in a form approved by the Selling Securityholder and will file such term sheet pursuant to Rule 433(d) within the time period prescribed; will promptly file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) and will provide evidence satisfactory to the Selling Securityholder of such timely filing. The Company will promptly advise the Selling Securityholder (i) when the Registration Statement, if not effective at the date of the Public Offer Notice, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iv) when, prior to termination of the offering of the Senior Notes, any amendment to the Registration Statement shall have been filed or become effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Senior Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Senior Notes is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will advise the Selling Securityholder of the happening of such event and prepare and file with the Commission, at the Company’s expense, subject to the first sentence of paragraph (a) of this Section 2, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Selling Securityholder an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

Annex 5

(d) The Company will furnish to such Selling Securityholder and counsel for such Selling Securityholder, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Selling Securityholder or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Selling Securityholder may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company will use its best efforts to arrange for the qualification of the Senior Notes for sale under the laws of such jurisdictions as such Selling Securityholder may designate, will maintain such qualifications in effect so long as required for the distribution of the Senior Notes and will arrange for the determination of the legality of the Senior Notes for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(f) Until the business day following the Resale Closing Date, the Company will not, without the consent of such Selling Securityholder, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g) Whether or not the transactions contemplated hereunder are consummated, the Company will pay or cause to be paid all expenses, fees and taxes incident to the performance of its obligations hereunder, including, without limitation: (i) the fees, disbursements and expenses of its counsel and the accountants in connection with the sale and transfer of the Senior Notes and all other fees or expenses in connection with the preparation of the Preliminary Final Prospectus, the Pricing Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by it and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to such Selling Securityholder (including costs of mailing and shipment), (ii) the qualification of the Senior Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for such Selling Securityholder) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to such Selling Securityholder and to dealers, (iii) any fees charged by rating agencies for the rating of the Senior Notes, (iv) the fees and expenses, if any, incurred in connection with the admission of the Senior Notes in any appropriate stock exchange or market system, (v) the costs and charges of the Senior Notes Trustee and any agent of the Senior Notes Trustee and the fees and disbursement of counsel for the Senior Notes Trustee in connection with the Senior Notes Indenture and the Senior Notes, (vi) the costs of the preparation, issuance and delivery of the Senior Notes, (vii) the costs of any filing for review

Annex 6

of the public offering of the Senior Notes by the Financial Industry Regulatory Authority and (viii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 4 hereof, such Selling Securityholder will pay all of its own costs and expenses, including the fees and disbursements of its counsel, and transfer taxes payable on resale of any of the Senior Notes by it.

(h) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 2(a) hereof and the Issuer Free Writing Prospectuses listed on Schedule I hereto, without the prior consent of the Selling Securityholder, it has not made and will not make any offer relating to the Senior Notes that would constitute a “free writing prospectus” as defined in Rule 405.

(i) Such Selling Securityholder represents and agrees that, without the prior consent of the Company, except for the final term sheet prepared and filed pursuant to Section 2(a) hereof or term sheet containing customary pricing terms, it has not made and will not make any offer relating to the Senior Notes that would constitute an “issuer free writing prospectus”, as defined by Rule 433, or that would otherwise constitute a “free writing prospectus” as defined by Rule 405 that would be required to be filed with the Commission.

(j) Any free writing prospectus the use of which has been consented to by the Company and such Selling Securityholder (including the final term sheet prepared and filed pursuant to Section 2(a) hereof) is listed on Schedule I hereto. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to such Selling Securityholder and, if requested by the Selling Securityholder, will prepare and furnish without charge to such Selling Securityholder an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 3. Conditions to the Resale of the Senior Notes. The resale of the Senior Notes pursuant to this Annex A shall be subject, in the discretion of each Selling Securityholder, to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Resale Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 2(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed in the manner and within the time period required by Rule 433 and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

Annex 7

(b) The Company shall have furnished to such Selling Securityholder the opinion of George P. Long, III, Esq., Chief Counsel and Corporate Secretary of the Company, dated the Resale Closing Date, to the effect that:

(i) the Company’s authorized equity capitalization, if set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is as set forth in the Final Prospectus;

(ii) the Senior Notes Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law); and the Senior Notes constitute legal, valid and binding obligations of the Company entitled to the benefits of the Senior Notes Indenture, and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law);

(iii) to the best knowledge of such counsel, there are no actions, suits, proceedings or investigations pending or threatened against the Company or PNC Bank, National Association (“PNC Bank”) in any court or before or by an arbitrator or governmental authority, of a character required to be disclosed in the Registration Statement which are not disclosed in the Pricing Disclosure Package and the Final Prospectus, and to the best of such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final

Annex 8

Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters in all material respects;

(iv) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433(d) has been made in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) that would prevent its use, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and each amendment thereof or supplement thereto made by the Company prior to the date of such opinion as of their respective issue dates (other than the financial statements and other financial information contained or incorporated therein, and that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of Trustee (Form T-1) under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of that Act and the Exchange Act and the respective rules and regulations thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and as of the Resale Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel does not express any opinion or belief as to (a) the financial statements or schedules or other data of a financial nature included or incorporated therein, (b) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of Trustee (Form T-1) under the Trust Indenture Act, and (c) regulatory actions of the applicable regulatory authorities that are not otherwise disclosed by such regulatory authorities. In connection with

Annex 9

the foregoing, the Selling Securityholder acknowledges and understands that the character of determinations involved in the process of preparing the Registration Statement and the Final Prospectus (including any documents incorporated by reference) are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (including any documents incorporated by reference) except as expressly set forth herein;

(v) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Selling Securityholder and such other approvals (specified in such opinion) as have been obtained;

(vi) the resale of the Senior Notes as contemplated by the Senior Notes Purchase Agreement and the compliance by the Company with all of the provisions of, and the consummation of the transactions contemplated in, the Senior Notes Purchase Agreement with respect to such resale will not (A) violate any provision of the charter or by-laws of the Company or any of its subsidiaries or (B) constitute a violation or breach of or default under any material provision of any material indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party, or (C) violate any judgment, order or decree applicable to the Company or any of its subsidiaries of any court or federal or state regulatory or governmental agency having jurisdiction over the Company or any of its subsidiaries; except in (A), (B), or (C) above, with respect to violations, breaches or defaults that would not have a material adverse effect on the Company and its consolidated subsidiaries taken as a whole, or PNC Bank;

(vii) the Senior Notes and the Senior Notes Indenture conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and

(viii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel will opine only as to matters involving the application of the laws of the Commonwealth of Pennsylvania or the United States and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Selling

Annex 10

Securityholder, except that it will not be required that such counsel obtain an opinion of New York counsel as to matters of New York law in order to render such opinion or that such counsel express an opinion as to matters arising under the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and matters of federal law arising under the laws of the United States of America, and (B) as to matters of fact, to the extent deemed proper, on certificates or representations of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Resale Closing Date.

(c) Such Selling Securityholder shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the Resale Closing Date, substantially to the effect that:

(i) the discussion set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Consequences”, in so far as it relates to matters of United States federal income tax laws, subject to the qualifications, exceptions, assumptions and limitations described therein, fairly summarizes in all material respects the matters set forth therein.

(d) The Company shall have furnished to such Selling Securityholder a certificate of the Company, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Resale Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any supplement to the Final Prospectus and this Annex and that:

(i) the representations and warranties of the Company hereunder are true and correct on and as of the Resale Closing Date with the same effect as if made on the Resale Closing Date and the Company and has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Resale Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (i) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the

Annex 11

Company and its subsidiaries have not incurred any liability or obligation that is material to the Company and its subsidiaries, taken as a whole, and (iii) the Company has not purchased any of its outstanding capital stock except pursuant to its employee benefit plans in the ordinary course of business, and has not declared, paid or otherwise made any dividend or distribution of any kind of its capital stock other than ordinary and customary dividends, except, in each case as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(e) Such Selling Securityholder shall have received a certificate, dated as of the date of the Public Offer Notice and, if the letter of PricewaterhouseCoopers LLP delivered as of the Resale Closing Date pursuant to paragraph (f) below does not include SAS 100 (AU 722) coverage of the Company’s interim financial statements as of and for the three and none month periods ended September 30, 2012, as of the Resale Closing Date, as applicable, of the chief financial officer of the Company, substantially in the form set forth in Schedule II.

(f) PricewaterhouseCoopers LLP shall have furnished to such Selling Securityholder letters (which may refer to letters previously delivered to the Selling Securityholder), dated as of the date of the Public Offer Notice and as of the Resale Closing Date, in form and substance satisfactory to the Selling Securityholder, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited consolidated financial statements audited by PricewaterhouseCoopers LLP included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Company and the audit and executive committees thereof and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Final Prospectus, nothing came to their attention

Annex 12

which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the consolidated financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in borrowed funds of the Company and its subsidiaries or any changes in the capital stock (defined as each of the individual dollar amounts of preferred stock, common stock, and capital surplus) of the Company or the stockholders’ equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of the Company or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Selling Securityholder; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, including the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Company’s Quarterly Reports on Form 10-Q and the information included or incorporated in Items 1, 5, 6 and 7 of the Company’s Annual Report on Form 10-K for the most recent fiscal year incorporated in the Registration Statement, the Pricing Disclosure Package and Final Prospectus, or incorporated in the Registration

Annex 13

Statement, the Pricing Disclosure Package and Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) On or subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any adverse change specified in the letter or letters referred to in paragraph (e) of this Section 3, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of such Selling Securityholder, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Senior Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(h) On or subsequent to the Applicable Time, there shall not have been any decrease in the ratings of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review the ratings of any of the Company’s debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the judgment of such Selling Securityholder makes it impracticable or inadvisable to proceed with the purchase of the Senior Notes.

(i) Prior to the Resale Closing Date, the Company shall have furnished to such Selling Securityholder such further information, certificates and documents as such Selling Securityholder may reasonably request in connection with the offering of the Senior Notes.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided hereunder, or if any of the opinions and certificates mentioned above or elsewhere in this Annex shall not be reasonably satisfactory in form and substance to such Selling Securityholder and counsel for such Selling Securityholder, all obligations of the Selling Securityholder hereunder may be canceled at, or at any time prior to, the Resale Closing Date by such Selling Securityholder. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

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Section 4. Reimbursement of Selling Securityholder’s Expenses. If the resale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Selling Securityholder set forth in Section 3 hereof is not satisfied, because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by a Selling Securityholder, the Company will reimburse each Selling Securityholder upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed resale of the Senior Notes. In no event shall the Company be liable to the Selling Securityholder for loss of anticipated profits from the transactions contemplated hereunder.

Section 5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Selling Securityholder and its affiliates that participate or are alleged to have participated in the offering of the Senior Notes and each person who controls such Selling Securityholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Senior Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Securityholder specifically for use in connection with the preparation thereof, or that part of the Registration Statement constituting the “Statement of Eligibility and Qualification of Trustee” (Form T-1) under the Trust Indenture Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Securityholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Selling Securityholder, but only with reference to written information relating to the Selling Securityholder furnished to the Company by or on behalf of such Selling Securityholder specifically for use in the preparation of the documents referred to in the foregoing

Annex 15

indemnity. This indemnity agreement will be in addition to any liability which such Selling Securityholder may otherwise have. The Company acknowledges that (i) the names of the Selling Securityholders and (ii) the statements set forth in the [—] paragraph under the caption “Plan of Distribution” in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Selling Securityholders for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Selling Securityholder in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under

Annex 16

this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable, the Company, on the one hand, and each relevant Selling Securityholder, on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and each relevant Selling Securityholder may be subject in proportion to the relative benefits received by the Company on the one hand and each relevant Selling Securityholder on the other from the offering of the Senior Notes; provided, however, that in no case shall any Selling Securityholder be responsible for any amount in excess of the difference between the aggregate proceeds from the sale of the Senior Notes sold by it and the purchase price paid by such Selling Securityholder for the Junior Subordinated Notes tendered in exchange for such Senior Notes in accordance with Section 1 of the Senior Notes Purchase Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and each relevant Selling Securityholder, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits as described in the immediately preceding sentence but also the relative fault of the Company on the one hand and of such Selling Securityholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or a Selling Securityholder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Selling Securityholder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Selling Securityholder within the meaning of the Act shall have the same rights to contribution as such Selling Securityholder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom

Annex 17

contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 6. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Selling Securityholder set forth in or made pursuant to this Annex A will remain in full force and effect, regardless of any investigation made by or on behalf of any Selling Securityholder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Senior Notes. The provisions of Sections 4 and 5 hereof shall survive the termination or cancellation of this Annex.

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Annex 18

SCHEDULE I

A.	Issuer Free Writing Prospectuses Included in Pricing Disclosure Package

1.	The Final Term Sheet filed pursuant to Section 2(a) of this Annex

Schedule I to Annex A

SCHEDULE II

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[—], 2012

The undersigned, Chief Financial Officer of The PNC Financial Services Group, Inc. (the “Company”), hereby certifies pursuant to Section 3(e) of Annex A to Schedule C of the Securities Purchase and Registration Rights Agreement dated November 1, 2012 (the “Senior Notes Purchase Agreement”), among the Company, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (the “Purchasers”), that as of the date hereof (capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Senior Notes Purchase Agreement):

1.	I have reviewed the information set forth in the Company’s [Preliminary] Final Prospectus under the caption “Summary—Recent Developments—Third Quarter Results”, (the “Prospectus Supplement Section”). The information presented in the Prospectus Supplement Section, when viewed together with the documents incorporated by reference therein, provides a fair and accurate summary of the Company’s financial position and results of operations for the three and nine months ended September 30, 2012 and the financial data presented therein is accurately derived from the Company’s accounting records.

2.	I have compared each item marked on the attached copies of the Prospectus Supplement Section with the amount included in the Company’s accounting records or on a schedule or report prepared by the Company from its accounting records and found them to be in agreement.

3.	No facts have come to my attention that have caused me to believe that the historical financial data presented in the Prospectus Supplement Section is not prepared in accordance with generally accepted accounting principles on a basis substantially consistent with that of the consolidated financial statements of the Company and its subsidiaries audited by PricewaterhouseCoopers LLP and included in the Company’s 2011 Annual Report on Form 10-K.

Schedule II to Annex A

IN WITNESS WHEREOF, the undersigned has executed this Chief Financial Officer’s Certificate as of the date first set forth above.

THE PNC FINANCIAL SERVICES GROUP, INC.,

by

	Name:	Richard J. Johnson
	Title:	Chief Financial Officer

Schedule II to Annex A